UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2023

BIGLARI HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-38477	82-3784946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Parkway,	Suite 1200
San Antonio,	TX	78259
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock	BH.A	New York Stock Exchange
Class B common stock	BH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 20, 2023, Biglari Holdings Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The total number of shares of the Company’s Class A common stock voted in person or by proxy at the Meeting was 185,216, representing approximately 90% of the 206,864 shares outstanding and entitled to vote at the Meeting. The matters voted on by shareholders and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set forth below.

Proposal 1. To elect the nominees listed below as directors of the Company:

	For	Withheld

Sardar Biglari	160,049	25,167

Philip L. Cooley	158,135	27,081

Kenneth R. Cooper	159,373	25,843

John G. Cardwell	159,495	25,721

Ruth J. Person	157,470	27,746

Edmund B. Campbell, III	159,578	25,638

There were no broker non-votes with respect to the election of directors.

Proposal 2. To ratify the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023:

185,150	29	37
For	Against	Abstentions

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2023	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller